RESOLUTIONS

OF THE BENEFIT FINANCE COMMITTEE

OF APPVION, INC.

WHEREAS, pursuant to Section 11.01 of the Appvion, Inc. Retirement Plan (the “Plan”), Appvion, Inc. (the “Company’), by action of its Board of Directors (or its delegate), may amend the Plan in whole or in part, at any time or from time to time; and

WHEREAS, because Sections 7.06 and 7.09 of the Plan (pertaining to the suspension of benefits during periods of employment after the commencement of monthly pension benefits), as in effect prior to June 12, 2013, are inapplicable with regard to employees affected by the benefit accrual freeze made effective March 1, 2011, they were removed from the Plan by amendment dated June 12, 2013; however, such provisions continue to apply to all other participating employees and it is thus necessary to reinstate such provisions with respect to employees who were not affected by the March 1, 2011, benefit accrual freeze;

WHEREAS, the Company desires to amend the Plan as set forth below, by action of the Benefit Finance Committee acting pursuant to delegation of authority granted by the Board of Directors of the Company;

NOW THEREFORE, it is:

RESOLVED, that the Appvion, Inc. Retirement Plan, as amended through June 12, 2013 (the “Plan”), is further amended as set forth below.

1. Sections 7.06 and 7.09 (pertaining to the suspension of benefits during periods of employment after the commencement of monthly pension benefits), as in effect immediately prior to their removal by amendment dated June 12, 2013, are hereby reinstated and made effective as though they had not been removed.

2. Section 7.06, as so reinstated, is amended by adding a subsection (c), to read as follows:

(c)This Section 7.06 is inapplicable to Participants affected by the benefit accrual freeze made effective March 1, 2011.

3. Section 7.09, as so reinstated, is amended by adding a subsection (e), to read as follows:

(e)This Section 7.09 is inapplicable to Participants affected by the benefit accrual freeze made effective March 1, 2011.

4. Except as set forth above, the Plan is ratified and confirmed in its entirety.

IN WITNESS WHEREOF, the undersigned, being all of the members of the Benefit Finance Committee, to evidence their consent to taking the foregoing actions by written consent in lieu of a meeting, have caused the above amendments to be adopted as of the date last entered below, and direct that they be placed with the minutes of the Committee.

Committee Member                         Date

           /s/ Thomas J. Ferree                                      12/16/2013

Thomas J. Ferree

           /s/ Jeffrey Fletcher                                         12/16/2013

Jeffrey Fletcher

           /s/ Kerry S. Arent                                                        12/12/2013

Kerry S. Arent

           /s/ Matthew Vosters                                                      12/16/2013

Matthew Vosters

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